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                                                                     EXHIBIT 2.2
                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 to that certain AGREEMENT AND PLAN OF MERGER dated as of March 4, 1998 (the "Merger Agreement"), among Major Realty Corporation, a Delaware corporation (the "Company"), PBD Holdings, L.P., a Delaware limited partnership ("BUYER"), and Pembroke Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("MERGER SUBSIDIARY") is made and entered into as of this 26th day of March, 1998, by and among the Company, Buyer and Merger Subsidiary.

         WHEREAS, the Company, Buyer and the Merger Subsidiary have entered into the Merger Agreement and now mutually desire to amend certain provisions thereof in order to accomplish the purposes thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                 1. Section 9.01 of the Merger Agreement is hereby amended by changing the Termination Date of April 20, 1998 set forth in subparagraph (b)(ii) thereof to May 15, 1998.

                 2. Except as otherwise provided herein, the Agreement shall remain in full force and effect.

                 3. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 4. This Amendment No. 1 shall become effective upon execution by all of the parties hereto, and thereafter any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

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                          IN WITNESS WHEREOF, each of the corporate parties
hereto have caused this Amendment to the Agreement to be executed by their respective duly authorized officer or officers as of the day and year first above written.


                                        "BUYER"

                                        PBD HOLDINGS, L.P.

                                        By:  PBD Holdings, Inc., General Partner



                                        By:     /s/ Lawrence J. Cohen
                                           ----------------------------------
                                        Name:   Lawrence J. Cohen
                                        Title:  President



                                        "MERGER SUBSIDIARY"

                                        PEMBROKE ACQUISITION, INC.



                                        By:     /s/ Lawrence J. Cohen
                                           ----------------------------------
                                        Name:   Lawrence J. Cohen
                                        Title:  President



                                        MAJOR REALTY CORPORATION


                                        By:     /s/ David L. Treadwell
                                           ----------------------------------
                                             David L. Treadwell, Chairman